Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


INDEPENDENT AUDITORS CONSENT



We consent to the incorporation by reference in this Registration Statement of ReliaStar Financial Corp. on Form S-8 relating to the ReliaStar Deferred Compensation Plan for Nonemployee Directors of our reports dated February 1, 1996, appearing in, and incorporated by reference in, the Annual Report on Form 10-K of ReliaStar Financial Corp. for the year ended December 31, 1995.



/s/ Deloitte & Touche, LLP


Minneapolis, Minnesota
September 24, 1996